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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 3, 2012

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Certain Officers; Election of Directors

     On January 3, 2012, the Board of Directors (the "Board") of Aehr
Test Systems (the "Company") appointed Gayn Erickson, 47, as the President and Chief Executive Officer of the Company (including principal executive officer), to succeed Rhea J. Posedel, 69, who has resigned as the Chief Executive Officer effective January 3, 2012 and has been simultaneously appointed by the Board to serve in the newly-created position of Executive Chairman. In addition, the Board appointed Mr. Erickson as a member of the Board. Mr. Posedel will continue to serve as a member of the Board.

     Prior to joining the Company, Mr. Erickson served as corporate officer, senior vice president and general manager of Verigy Ltd.'s memory test business from February of 2006 until October of 2011. Prior to that, he was vice president of marketing and sales for Agilent Technologies' Semiconductor Memory Test products. He has over 23 years of executive and general management, operations, marketing, sales, and R&D program management experience, dating back to the late 1980s when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group.

     There are no familial relationships between Messrs. Erickson or Posedel with any other executive officers of the Company or members of the Board.

     A copy of the press release announcing these officer appointments is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Compensatory Arrangements of Certain Officers

     In connection with the appointment of Mr. Erickson to his position as President and Chief Executive Officer and to the Board of the Company, on January 3, 2012 the Board approved an offer letter with Mr. Erickson (the "Erickson Offer Letter"). Mr. Erickson will also enter into the Company's standard indemnification agreement in the form previously approved by the Board. Pursuant to the terms of the Erickson Offer Letter, Mr. Erickson will receive, among other things, an annual base salary of $275,000, an annual bonus starting at forty percent (40%) of his annual base salary up to a maximum of eighty percent (80%) of his annual base salary, and a prorated five (5) month bonus for the fiscal year ended
May 31, 2012 with a target level of $45,800, ninety percent (90%) of which is guaranteed. In addition, the Board approved a grant of a stock option to purchase 400,000 shares of the Company's common stock under the Company's 2006 Equity Incentive Plan, subject to vesting over a four (4) year period at a rate of one forty-eighth (1/48th) per month.

     In connection with the appointment of Mr. Posedel to his position as Executive Chairman of the Company, the Board also approved an offer letter with Mr. Posedel (the "Posedel Offer Letter"), providing for a minimum of two (2) years of employment. Pursuant to the terms of the Posedel Offer Letter, Mr. Posedel's new annual base salary is $236,000, and his target annual bonus amount starts at up to twelve and one half percent (12.5%) of his annual base salary. In addition, Mr. Posedel is eligible for stock option grants pursuant to the Company's 2006 Equity Incentive Plan, as determined from time to time by the Compensation Committee of the Board.

     The full texts of the Erickson Offer Letter and the Posedel Offer Letter are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively. This description is qualified by reference to the actual text of such agreements.

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Change of Control Severance Agreements

     On January 3, 2012, the Board approved a Change of Control Severance Agreement with Mr. Erickson (the "Erickson Severance Agreement") pursuant to which Mr. Erickson is entitled to receive certain benefits upon termination. Under the Erickson Severance Agreement, if Mr. Erickson is terminated as a result of an Involuntary Termination (as such term is defined in the Erickson Severance Agreement) within twelve (12) months following a Change of Control (as such term is defined in the Erickson Severance Agreement), Mr. Erickson is entitled to a lump sum payment equal to eighteen (18) months base salary, his prorated bonus for the final period, and full vesting of all outstanding stock options. Further, if Mr. Erickson is terminated as a result of an Involuntary Termination outside of a Change of Control, Mr. Erickson is entitled to a lump sum payment equal to twelve (12) months base salary, his prorated bonus for the final period, and vesting of all outstanding stock options that would have vested within twelve months of the termination date.

     Additionally, on January 3, 2012, the Board approved an Amended and Restated Change of Control Severance Agreement with Mr. Posedel (the "Posedel Severance Agreement"), which Posedel Severance Agreement supersedes the Change of Control Severance Agreement previously entered into between Mr. Posedel and the Company dated January 24, 2001. Pursuant to the Posedel Severance Agreement, if Mr. Posedel is terminated as a result of an Involuntary Termination prior to the expiration of his two
(2) year term of employment, he shall be entitled to full vesting of all outstanding stock options as well as a lump sum payment equal to the balance of his base salary remaining for his two (2) year employment term. Further, if Mr. Posedel is terminated as a result of an Involuntary Termination (as such term is defined in the Posedel Severance Agreement) within twelve (12) months following a Change of Control (as such term is defined in the Posedel Severance Agreement), Mr. Posedel is entitled to full vesting of all outstanding stock options as well as a lump sum payment equal to the greater of (a) the balance of his base salary remaining for his two (2) year employment term or (b) eighteen (18) months of his base salary.

     The full texts of the Erickson Severance Agreement and the Posedel Severance Agreement are attached to this Form 8-K as Exhibits 10.3 and 10.4, respectively. This description is qualified by reference to the actual text of such agreements.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     In connection with Mr. Erickson's appointment to the Board, on January 3, 2012 the Board amended Article III, Section 3.2 of the Company's bylaws to increase the exact number of directors of the Company from six
(6) to seven (7). The bylaws as amended are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits.

          Exhibit No.    Description
          -----------    -----------
          3.1            Bylaws of Aehr Test Systems as amended through
                         January 3, 2012.

          10.1 Offer Letter dated January 3, 2012, between the Company and Gayn Erickson.


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          10.2           Offer Letter dated January 3, 2012, between the
                         Company and Rhea Posedel.

          10.3 Change of Control Severance Agreement dated January 3, 2012, between the Company and Gayn Erickson.

          10.4           Amended and Restated Change of Control
                         Severance Agreement dated January 3, 2012, between the Company and Rhea J. Posedel.

          99.1           Press Release of Aehr Test Systems dated
                         January 3, 2012 entitled "Aehr Test Systems
                         Appoints Gayn Erickson As New CEO."




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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  January 9, 2012
                                      By:   /S/ GARY L. LARSON

                                            -------------------------
                                            Gary L. Larson
                                            Vice President of Finance and
                                            Chief Financial Officer